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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
eMerge Interactive, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of eMerge Interactive, Inc. of our report dated January 26, 2001, relating to the consolidated balance sheets of eMerge Interactive, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of eMerge Interactive, Inc.






Orlando, Florida
May 7, 2001